Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(128,441)
Unrealized Gain (Loss) on Market Value of Commodity Futures	885,601
Dividend Income	48,686
Interest Income	34,255
Total Income (Loss)	$840,101

Expenses
General Partner Management Fees	$12,014
Professional Fees	20,208
Brokerage Commissions	329
Directors' Fees and insurance	615
License fees	241
Total Expenses	$33,407
Net Income (Loss)	$806,694

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/24	$18,121,169
Net Income (Loss)	806,694

Net Asset Value End of Month	$18,927,863
Net Asset Value Per Share (2,300,000 Shares)	$8.23

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596